                                                                   EXHIBIT 10.12


                               DELTA COMPUTEC INC.



                                  As Sublessor



                                       and



                                  Ameriban Inc.



                                  As Sublessee






                               ------------------

                               SUBLEASE AGREEMENT

                               ------------------



                          Dated as of December 31, 1997

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.  Term ..................................................................  4

2.  Rent ..................................................................  5

3.  Security Deposit ......................................................  5

4.  Use ...................................................................  5

5.  Compliance with Laws ..................................................  5

6.  Maintenance and Repairs ...............................................  5

7.  Improvements/Alterations ..............................................  6

8.  Assignment and Subletting .............................................  6

9.  Rules and Regulations .................................................  6

10. Events of Default .....................................................  6

11. Remedies Upon Default .................................................  6

12. Insurance .............................................................  7

13. Utilities .............................................................  8

14. Interruption of Services ..............................................  8

15. Subordination .........................................................  8

16. Estoppel Certificates .................................................  8

17. Sublessor's Right to Cure .............................................  8

18. Indemnification/Release of Liability ..................................  9

19. Quiet Enjoyment .......................................................  9

20. Expenses and Attorneys' Fees ..........................................  9

21. Access ................................................................  9

22. Non-recourse ..........................................................  9

23. Shareholders .......................................................... 10

24. Late Payment and Interest ............................................. 10

25. Condition of Premises ................................................. 10

26. Surrender ............................................................. 10

27. Miscellaneous ......................................................... 10

                               SUBLEASE AGREEMENT


         This Sublease Agreement, made and entered into as of the 31st day of December, 1997, by and between DELTA COMPUTEC INC., a New York corporation, located at 900 Huyler Street, Teterboro, N.J. 07608 (the "Sublessor"), and AMERIBAN INC., an Oklahoma corporation, located at 6566 East Skelly Drive, Tulsa, Oklahoma 74145 (the "Sublessee").

                                    RECITALS:

         A. Sublessor is the Lessee under a certain lease agreement dated July 23, 1991 between Charles Klatskin Co. (the "Prime Lessor") and Sublessor, a copy of which is attached hereto as Exhibit "A" (the "Prime Lease").

         B. The Prime Lease affects property situated in the City of Teterboro, County of Bergen, and State of New Jersey, more particularly described in the Prime Lease (said property, and any other properties which may, from time to time, be or become affected by the Prime Lease are hereinafter referred to as the "Property").

         C. Sublessor wishes to sublet to Sublessee, and Sublessee wishes to hire and sublet from Sublessor a portion of the Property.

         D. The Prime Lessor has given Sublessor its written consent, a copy of which is attached hereto as Exhibit "B" to enter this Sublease Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the representations and agreements contained in this Sublease Agreement, the parties agree as follows:

         Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor on the terms and conditions provided in this Sublease approximately eighteen thousand five hundred (18,500) square feet of space (hereinafter referred to as the "Premises") shown crosshatched on the diagram attached hereto as Exhibit "C", on the first floor in the building known as 900 Huyler Street, Teterboro, New Jersey (hereinafter referred to as the "Building"), together with the right to use the following:

                  (a) the entranceways, corridors, stairwells, and other interior portions of the Building which provide access to the Premises, and any other portions of the Building now or hereafter developed for common usage by tenants of the Building; and

                  (b) the sidewalks, driveways, parking areas, limited, however, to the ten (10) parking spaces designated by the Sublessor, and any exterior improvements intended for common use by tenants of the Building which have been developed or which may hereafter be developed on the Property.

         1. Term. This term of this Sublease Agreement shall be from January 1, 1998 through December 31, 1999. Upon expiration of the term of this Sublease, Sublessee shall have the following renewal options: (i) an option to renew this Sublease for a period of twelve (12) months, from January 1, 2000 through December 31, 2000 (the "First Option Period"); and (ii) an option to renew this Sublease for a period of seven (7) months, from January 1, 2001 through July 31, 2001 (the "Second Option Period"). Sublessee shall advise Sublessor in writing, signed by a duly authorized officer of Sublessee, no later than September 30, 1999 September 30, 2000 as to the First Option Period and Second Option Period, respectively, of its intention to exercise said options to renew this Sublease, at terms mutually acceptable to the Sublessor and Sublessee. In the event that the Sublessor renews its

Prime Lease with the Prime Lessor, then the Sublessee shall have first right to renew this sublease, for the space defined herein or as later amended, at terms mutually acceptable to the Sublessor and Sublessee.

         2. Rent. The Sublessee agrees to pay the Sublessor rent at the following monthly rates (a) from January 1, 1998 through December 31, 1998, Nine thousand two hundred fifty dollars and no cents ($9,250.00) per month (calculated at $6.00 per square foot per annum * 18,500 s.f. /12); (b) from January 1, 1999 through December 31, 1999, Nine thousand six hundred thirty-five dollars and forty-two cents ($9,635.42) per month (calculated at $6.25 per square foot per annum * 18,500 s.f. /12); and (c) for the First Option Period and Second Option Period, Ten thousand twenty dollars and eighty-three cents ($10,020.83) per month (calculated at $6.50 per square foot per annum * 18,500 s.f. /12). All rent payments are payable in advance on the first day of each and every month during the term of this lease, without setoff or deduction. There will be an additional monthly rent charge for the Sublessee's pro-rata share of utilities (See Section 13).

         3. Security Deposit. Sublessee shall deposit with Sublessor at the signing of this Sublease the sum of Nine thousand two hundred fifty dollars and no cents ($9,250.00) as security for the performance of Sublessee's obligations under this Sublease, including, without limitation, the surrender of possession of the Premises to Sublessor, as herein provided. If Sublessor applies any part of said deposit to cure any default of Sublessee, Sublessee shall, upon demand, deposit with Sublessor the amount so applied so that Sublessor shall have the full deposit on hand at all times during the term of this Sublease.

         4. Use. Sublessee may use and occupy the Premises as a premises for a promotional sign supplies warehouse and agrees not to use or permit the Premises to be used for any other purpose without the prior written consent of the Sublessor.

         5. Compliance with Laws. Sublessee shall comply with all laws, rules, orders, regulations, and ordinances at any time issued or in force which apply to the Premises or to the Sublessee's occupation thereof.

         6. Maintenance and Repairs. Sublessee agrees that it shall, throughout the term of this Sublease, take good care of the Premises and that it will, at its sole cost and expense, maintain the Premises, and make all nonstructural, ordinary repairs to the Premises, and take such action as may be necessary to preserve the same in good order, condition and state of repair. The Sublessor agrees that it will, at its expense, make any required structural and/or extraordinary repairs required in connection with the Premises. For purposes of this section the following shall be deemed to be "structural and/or extraordinary" repairs which shall be the responsibility of the Sublessor:

                  (a) maintenance and repair of the roof, exterior walls (excluding window glass), foundation, floors (excluding floor finishing such as tile, carpeting and the like);

                  (b) maintenance and repair of parking areas, driveways, and sidewalks (including snow removal) and maintaining the grass, shrubbery, and external lighting on or about the Premises;

                  (c) maintenance and repair of those components or elements of the mechanical systems of the building in which the Premises are situated, except those which are located within the Premises;

                  (d) maintenance and repair of all water lines, sewer lines, gas lines, or electrical transmission lines and related facilities.

         7. Improvements/Alterations. The Sublessee shall make no alterations, additions or improvements whatsoever to the Premises without the Sublessor's prior written consent. Any improvements made by the Sublessee to or upon the Premises prior to the commencement or during the term of this Sublease shall be deemed to be attached to the freehold, and become the property of the Sublessor at the expiration or earlier termination of this Sublease.

         8. Assignment and Subletting. The Sublessee shall not assign this Lease, sublet the whole or any part of the Premises, or encumber its interest in the Premises, without the prior written consent of the Landlord.

         9. Rules and Regulations. Sublessee shall observe and comply with such reasonable rules and regulations as Sublessor may hereafter prescribe, on written notice to Sublessee, for the safety, care and cleanliness of the Building and the comfort, quiet, and convenience of other occupants of the Building.

         10. Events of Default. Each of the following shall be deemed a default by the Sublessee:

                  (a) If the Sublessee defaults in the payment of rent reserved hereunder, or in making any other payment required hereunder, and such default continues for a period of five (5) days after written notice from Sublessor to Sublessee;

                  (b) Default by the Sublessee in the performance of any other term, condition, or covenant of this Sublease, other than the covenant for payment of rent or other payments required hereunder, if such default continues for a period of ten (10) days after notice of such default from Sublessor to Sublessee;

                  (c) If the Sublessee files or has filed against it a petition for adjudication as a debtor under any chapter of the United State Bankruptcy Code, as amended, or files or has filed against it an application for the appointment for a receiver of any of its property, or the Sublessee makes any assignment for the benefit of creditors or institutes or has instituted against it any type of insolvency proceeding under state or federal law; or

                  (d) The Premises are abandoned.

         11. Remedies Upon Default. Upon the occurrence of any one or more of the events of default specified herein, the Sublessor may, if the Sublessor elects, at any time thereafter, terminate this Sublease and the term hereof, on giving the Sublessee five (5) days notice of the Sublessor's intention to do so, and this Sublease and the term hereof shall expire and come to and end on the date fixed in such notice as if said date were the date originally fixed in this Sublease for the expiration hereof. If this Sublease shall be terminated as provided herein, or by summary proceedings or otherwise, or if the Premises or any part thereof shall be abandoned by Sublessee, or shall become vacant during the term hereof, Sublessor may, in its own name, or as agent for Sublessee relet the Premises or any part thereof, and may hold the Sublessee liable for damages for any balance remaining due after applying the proceeds or reletting, and the right to hold the Sublessee for such balance shall survive the issuance of any warrant of dispossess or re-entry by the Sublessor or other termination or cancellation of this Sublease.

                  If the Sublessor is compelled to incur any expense by reason of the Sublessee's breach of this Sublease (including, without limitation, reasonable attorneys' fees in instituting, prosecuting, or defending any action or proceeding instituted by reason of any default by Sublessee hereunder), the sums so paid by the Sublessor shall be deemed to be additional rent hereunder and shall be due and payable by Sublessee upon receipt of a bill for such expenses from Sublessor.

         12. Insurance.

                  (a) At all times during the term of this Sublease, Sublessee will carry and maintain at Sublessee's expense, the following insurance, in at least the amounts specified below or such other amounts as Sublessor may from time to time reasonably request, with companies and on forms satisfactory to
Sublessor:

                           (i) Workers' Compensation insurance, disability
benefits insurance and other forms of insurance which Sublessee is required by law to provide, covering loss resulting from injury, sickness, disability or death of its employees;

                           (ii) Comprehensive General Liability insurance with a
combined single limit of at least $1,000,000.00 protecting and indemnifying Sublessee, Sublessor and Prime Lessor against any and all claims for injury or damage to persons or property or for loss of life or of property occurring on or about the Premises, such insurance to include, without limitation, contractual liability insurance coverage for the performance by Sublessee of the Indemnification Agreement set forth in this Sublease;

                           (iii) Fire and extended coverage insurance on all of
Sublessee's merchandise, equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located within the Premises, in an amount not less than their full replacement costs, insuring against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risks), boiler, floor, glass breakage and sprinkler leakage;

                  (b) Copies of all policies of insurance providing all of the aforesaid insurance coverage (including endorsements to such insurance policies) and proper certificates of such coverage, as well as evidence of payment of all premiums of such policies, will be delivered to the Sublessor prior to the commencement of the term of this Sublease and from time to time at least twenty
(20) days prior to the expiration of the respective terms of such policies.

                  (c) All public liability and property damage liability policies maintained by Sublessee shall contain a provision to the effect that Sublessor, Prime Lessor and other additional insureds, although named as insureds, will nevertheless will be entitled to recover under such policies for any loss sustained by Sublessor, Prime Lessor and any other additional insureds, or their agents and employees as a result of the acts or omissions of Sublessee. No insurance required to be maintained by Sublessee pursuant to this Sublease Agreement Will be subject to more than a $500 deductible limit without Sublessor's prior written consent.

                  (d) All such policies of insurance maintained by Sublessee (and all certificates of insurance issued with respect thereto) will provide that such coverage may not be cancelled, reduced in amount or otherwise materially changed without thirty (30) days prior written notice to Sublessor and Prime Lessor.

                  (e) Sublessee waives any right which Sublessee may have against Sublessor or Prime Lessor on account of any liability, loss or damage suffered or incurred by Sublessee to the extent the same is insured against. This waiver is conditional upon the inclusion of an endorsement or provision in Sublessee's applicable insurance coverage to the effect that such waiver will not adversely affect said coverage or prejudice any right of the insured(s) to recover thereunder. Sublessee agrees that its respective insurance policies will include the aforesaid provision or endorsement so long as the same is obtainable.

                  (f) Sublessor, its agents, employees make no representation with respect to the adequacy of the scope or limits of the insurance coverage.

         13. Utilities. Sublessee agrees that it shall be responsible for the payment of all water, gas, electric, and other utility charges for services delivered to the Premises. If such utilities are separately metered, Sublessee shall pay all applicable charges directly to the provider of the service. If the utilities are not separately metered, Sublessee shall pay the Sublessor as additional rent, its proportionate share of the utility charges (the "Shared Utilities Charges"). Subsequent to March 31, 1998, the Sublessee's actual usage of utilities, as herein defined, will be evaluated by the Sublessor. Adjustments to the Shared Utilities Charges will be made as necessary, supported by a schedule of actual charges incurred and an allocation of such Shared Utilities Charges between the Sublessor and the Sublessee, to be supplied to the Sublessee by the Sublessor. Evaluations of the Shared Utilities Charges will be performed periodically to ensure that such Shared Utilities Charges are apportioned equitably between the Sublessor and the Sublessee. Payment of additional rent for such utility charges shall be made within ten (10) days of billing by Sublessor. The utilities' costs will be apportioned as follows:

                  Water - There is a separate meter for the Sublessee with charges paid by the Sublessee directly to the utility company;

                  Electric - A usage meter is installed. Sublessee shall pay Sublessor an amount based upon the metered amount of usage at the utility provider's prevailing charges;

                  Gas - The estimated base is set upon estimated usage and square footage. The initial payments shall be based upon the Sublessee's share of each month's utility bill being equivalent to forty percent (40%) of the total utility charges, and such payments shall be made by the Sublessee to the Sublessor as an additional monthly rental charge.

         14. Interruption of Services. Interruption or curtailment of any service maintained in the Building if caused by strikes, mechanical difficulties, or any causes beyond Sublessor's control, whether similar or dissimilar to those enumerated, shall not entitle Sublessee to any claim against Sublessor or to any abatement in rent, nor shall the same constitute constructive or partial eviction.

         15. Subordination. This Sublease is subject and subordinate to the Prime Lease and to any mortgage which now encumbers or shall hereafter encumber the Premises, and to all modifications, amendments, substitutions, replacements, extensions and renewals of them. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or Sublessor. In confirmation of such subordination, however, Sublessee shall, at Sublessor's request, promptly execute any appropriate certificate or instrument that Sublessor may request.

         16. Estoppel Certificates. Sublessee shall from time to time, upon not less than ten (10) days prior written request from Sublessor, execute, acknowledge and deliver to Sublessor a written statement certifying that this Sublease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instrument of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Sublessee's knowledge Sublessor is in default hereunder (and, if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this section may be relied upon by the Prime Lessor or any prospective purchasers or mortgagees.

         17. Sublessor's Right to Cure. If Sublessee breaches any covenant or condition of this Sublease, Sublessor may, on reasonable notice to Sublessee (except that no notice need be given in cases of emergency), cure such breach at the expense of the Sublessee, and the reasonable amount of all expenses, including attorneys' fees, Incurred by Sublessor in doing so (whether paid by Sublessor or not) shall be deemed additional rent and shall be due from the Sublessee within ten (10) days after its receipt of a bill therefore from the Sublessor.

         18. Indemnification/Release of Liability. Sublessee shall defend, indemnify and hold harmless the Sublessor, the Prime Lessor and their respective officers, employees, and agents from and against all liabilities, causes of action, claims, damages, losses and expenses (including, without limitation, reasonable attorneys' fees) resulting from or arising out of bodily injury or death, or damage or destruction of property, in connection with Sublessee's use or occupancy of the Premises or the storage of any property at the Premises, whether the same be asserted by third parties, Sublessee, or Sublessee's agents, contractors, employees, invitees, or licensees. The indemnification provided for herein shall survive the expiration or earlier termination of this Sublease.

                  Except where caused by or resulting from the negligence of Sublessor, Sublessor shall not be liable for any damage or injury to the Premises, to any property therein, to Sublessee, its agents, contractors, employees, invitees or licensees, arising from any use or condition of the Premises (including, without limitation, injury or damage to persons or property resulting from fire, explosion, collapse, fallen plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or the Building in which the Premises are located or from pipes, sprinklers, appliances or plumbing works or from the roof, street, sub-surface or any other place or by dampness or by any other cause whatsoever, or from latent defects in the Premises or in the Building in which the Premises are situated, and Sublessee shall defend, indemnify and hold Sublessor and the Prime Lessor harmless from and against any and all causes of action, claims, losses and expenses (including, without limitation, reasonable attorneys' fees, in connection therewith). Sublessee shall give prompt notice to Sublessor in case of fire, accidents or other casualties occurring in or about the Premises and of any defects in the Premises.

         19. Quiet Enjoyment. Sublessor covenants that so long as Sublessee is not in default hereunder, it shall and may peaceably and quietly have, hold and enjoy the Premises subject to the following: (a) the provisions of this Sublease agreement, (b) the provisions of any mortgage(s) or other security documents which now or hereafter affect the Premises, (c) easements, restrictions and agreements to which the Premises are now or shall hereafter be subject, and (d) the provisions of the Prime Lease.

         20. Expenses and Attorneys' Fees. Sublessee shall pay to Sublessor as additional rent hereunder all reasonable attorneys' fees and expenses and all other expenses which may be incurred by Sublessor in enforcing any of the obligations of Sublessee under this Sublease Agreement, or in any other litigation or negotiation in which Sublessor shall become involved through or because of Sublessee's use or occupancy of the Premises, or any omission of the Sublessee, or the breach of any representations, warranties, covenants or agreements of Sublessee contained in or relating to this Sublease Agreement.

         21. Access. Sublessee agrees that Sublessor and the Prime Lessor shall have such rights to enter upon the Premises during normal business hours and upon giving Sublessee reasonable advance notice, as shall be necessary to enable Sublessor and the Prime Lessor to inspect the Premises or otherwise exercise its powers, rights, duties, and obligations as are set forth in this Sublease or in the Prime Lease.

         22. Non-recourse. This Sublease shall be non-recourse to the Sublessor, and the Sublessee shall only look to the Sublessor's equity in the Premises in the event of any damages or claims which Sublessee may assert against Sublessor arising out of or in connection with this Sublease or the Premises.

         23. Shareholders. Sublessee represents and warrants to Sublessor that Sublessee's major shareholders are Frank W. Fellers, Jr., Douglas Smith and Thomas Brophy.

         24. Late Payment and Interest. If any amount due from Sublessee is not received in the office of Sublessor on or before the fifth (5th) day following the date on which such amount is due and payable, a late charge of 5% of said amount shall become immediately due and payable, which late charge Sublessor and Sublessee agree represents a fair and reasonable estimate of the processing and accounting costs that Sublessor will incur by reason of such late payment. All past due amounts owing to Sublessor under this Sublease, including rent, shall be assessed interest at the annual percentage rate of 12% or the highest legal rate of interest which can be charged to Sublessee, whichever is less, from the date due or date of invoice, whichever is earlier, until paid.

         25. Condition of Premises. Sublessee has examined the Premises and accepts the same in "AS IS" condition, without any representations by Sublessor as to the condition of the Premises.

         26. Surrender. At the expiration or earlier termination of this Sublease, Sublessee shall vacate and surrender the Premises in good clean condition and state of repair, reasonable wear and tear excepted.

         27. Miscellaneous.

                  (a) Entire Agreement. This Sublease, including its schedules and/or exhibits, constitutes the entire agreement between Sublessor and Sublessee relating to the within transaction, and supersedes any and all other agreements and representations made in connection with this transaction.

                  (b) Modification/Termination. The provisions of this Sublease Agreement may not be modified, cancelled, amended or supplemented, except by a writing executed by Sublessor and Sublessee.

                  (c) Successors and Assigns. All of the terms, covenants, provisions, agreements, conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (d) Captions. The captions contained in this Sublease are for convenience only and are not intended to limit or amplify the terms hereof in any way.

                  (e) Notices. Any notice permitted or required to be given by the terms of this Sublease shall be in writing and shall be sufficiently given if sent by certified mail, return receipt requested, addressed as follows:

                                   If to Sublessor:

                                        Delta Computec Inc.
                                        900 Huyler Street
                                        Teterboro, NJ 07608
                                        Attn: President
                                   with copy to:


                                        Jaeckle, Fleischmann & Mugel
                                        Suite 460, 39 State Street
                                        Rochester, NY 14614
                                        Attn: Edwin M. Larkin

                                   If to Sublessee:

                                        Ameriban Inc.
                                        6566 East Skelly Drive
                                        Tulsa, Oklahoma 74145
                                        Attn: President

                                   with copy to:


                                        ------------------------------

                                        ------------------------------

                                        ------------------------------


Either party may, by written notice given in conformity with this section designate a different address or addresses to which such notices shall be sent. Notices given in conformity with this section shall be deemed to have been given three (3) days after the notice was mailed.

                  (f) Invalidity. If any clause, provision or section of this Sublease Agreement shall be ruled invalid by any court having jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

                  (g) No Waiver. No failure by Sublessor to insist upon the strict performance of any agreement, term, covenant or condition hereof, or exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Sublessee and no breach thereof shall be waived, altered or modified except by a written instrument executed by Sublessor. No waiver of any breach shall affect or alter this Sublease but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  (h) Remedies Cumulative. The rights and remedies of Sublessor under this Sublease Agreement shall be deemed to be cumulative and given in addition to any and all rights which Sublessor has or may have at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the day and year first above written.


                                   DELTA COMPUTEC INC., Sublessor


                                   By /s/ JOHN DEVITO
                                      -----------------------------------------
                                      John DeVito, President



                                   Ameriban Inc., Sublessee


                                   By /s/ DOUGLAS SMITH
                                      -----------------------------------------
                                      Douglas Smith, Vice President

STATE OF NEW JERSEY             )
                                )  SS.:
COUNTY OF BERGEN                )

                  On the 31 day of December, 1997, before me personally came John E. DeVito, to me personally known, who, being by me duly sworn did depose and say that he/she resides at Yonkers, NY; that he/she is the President of DELTA COMPUTEC INC., the corporation described in and which executed the foregoing instrument and that he/she executed the same by order of the Board of Directors of said corporation.


                                              /s/ JANE A. STEINLAUF

                                                  Notary Public

                                                  [NOTARY SEAL]



STATE OF OKLAHOMA               )
                                ) SS.:
COUNTY OF TULSA                 )

                  On the 19th day of Dec., 1997, before me personally came Doug Smith, to me personally known, who, being by me duly sworn did depose and say that he/she resides at Tulsa, OK; that he/she is the Vice President of Ameriban Inc., the corporation described in and which executed the foregoing instrument and that he/she executed the same by order of the Board of Directors of said corporation.


                                                /s/ KAYE BROADDUS

                                                  Notary Public

STATE OF OKLAHOMA               )
                                ) SS.:
COUNTY OF TULSA                 )

                  On this 19th day of Dec., 1997, before me personally appeared Douglas Smith, Vice President of Ameriban Inc., to me personally known and known to me to be the same person described in and who executed the within instrument and he acknowledged to me that he executed the same.



                                                /s/ KAYE BROADDUS
                                                -----------------
                                                  Notary Public